U.S. Gold Corp. Announces a new Maggie Creek section on its website

2nd high potential Nevada exploration project on the Carlin Trend

ELKO, NV, November 21, 2019 – U.S. Gold Corp. (NASDAQ: USAU) is pleased to announce it has updated its corporate website to include a section on the Maggie Creek exploration project on the Carlin Trend in Nevada. U.S. Gold Corp. previously announced the acquisition of Orevada Metals, Inc., which holds the right to earn up to a 70% interest in the Maggie Creek project.

The new Maggie Creek section of the USAU website can be seen at:

www.usgoldcorp.gold/properties/maggie-creek

The Maggie Creek presentation can be viewed at:

www.usgoldcorp.gold/properties/maggie-creek/ppt

The option to earn in up to 70% of the Maggie Creek Property gives U.S. Gold Corp. its second Nevada high-potential exploration project. The Maggie Creek Project is located in the heart of the Carlin Trend, immediately adjacent to Newmont Goldcorp’s (NYSE: NEM) 26-million-ounce Gold Quarry mine. The Project occurs along the northeast projection of the Gold Quarry fault zone, which is an important mineralizing control at the Gold Quarry mine indicating significant potential to discover Carlin style gold deposits in one of the world’s most sought-after gold districts. The recent discoveries at Carlin (Leeville) and Gold Quarry (Chukar) demonstrate the potential for high-grade deposits at depth – mostly untested at Maggie Creek. Newmont’s Rainbow deposit occurs immediately south of the Maggie Creek project boundary.

Edward Karr, U.S. Gold Corp. President & CEO comments, “We all believe Maggie Creek has significant discovery potential. The numerous gold showings within classical stratigraphy and structure that hosts the majority of gold ounces in the Carlin Trend are evident. The same host rocks and fault structures associated with the Gold Quarry Mine potentially extend onto the property, while the Chukar-Alunite Fault structure, driving the high-grade mineralization at Gold Quarry, projects into the Maggie Creek Property where it intersects the NW structural corridor, creating high priority drill targets. Our exploration team and leading consultants are currently interpreting all the historic drilling and exploration work previously done. Our exploration drilling will initially test mineralized gold horizons that are projected to down dip into district-scale structures. These structures are part of a set of structures that focus large gold deposits that includes not only the Gold Quarry deposit, but the 41 million-ounce Betze-Post deposit and the 15 million-ounce Leeville-Carlin deposit within the district. Historic drilling at Maggie Creek has been relatively shallow, with the mean depth of just 300 feet. We now know that the relationship between dikes and gold mineralization has not been historically well understood at Maggie Creek. However, all of the key ore zones at the South Arturo joint-venture between Premier Gold (PG-TSX) and Barrick Gold Corp. (GOLD – NYSE) occur where vertical dikes intersect the Rodeo Creek formation at depth. This will be the target of our near-term Maggie Creek exploration plans.”

Further updates about U.S. Gold Corp.’s Maggie Creek’s exploration plans will be forthcoming.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded, U.S. focused gold exploration company. U.S. Gold Corp. has a portfolio of exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone and Maggie Creek are exploration properties on the Cortez and Carlin Trends in Nevada. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this shareholder letter are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: the prevailing market conditions for metal prices and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, whether U.S. Gold Corp. will be able to raise sufficient capital to implement future exploration programs, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company makes no representation or warranty that the information contained herein is complete and accurate and we have no duty to correct or update any information contained herein.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold